EXHIBIT 5.1

      OPINION AND CONSENT OF ORRICK, HERRINGTON AND SUTCLIFFE LLP

December 13, 2006

Financial Federal Corporation
733 Third Avenue
New York, NY 10017

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance of up to 3,250,890 shares of common stock ("Common Stock") of Financial Federal Corporation, a Nevada corporation (the "Company"), with up to 2,500,000 shares pursuant to the 2006 Stock Incentive Plan and up to 750,890 shares pursuant to the Amended and Restated 2001 Management Incentive Plan (collectively, the "Plans") and pursuant to a Registration Statement on Form S-8.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plans are duly authorized, and when issued and sold as described in the Plans and Registration Statement, will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,


/s/ Orrick, Herrington & Sutcliffe LLP